EXHIBIT 99.1

Wyndham Worldwide Reports Fourth Quarter and Full Year 2011 Earnings

Full Year Adjusted EPS Growth of 25%

Completes $902 Million of Share Repurchases and Increases Dividend 53%

PARSIPPANY, N.J. (February 8, 2012) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months and year ended December 31, 2011.

Highlights:

•

Fourth quarter adjusted diluted earnings per share (EPS) was $0.47, compared with $0.46 in the fourth quarter of 2010, an increase of 2%. Fourth quarter 2011 reported diluted EPS was $0.37, a decrease of 14% from the same period in 2010, reflecting non-cash impairment charges in the Company’s Lodging business.

•	Free cash flow increased to $754 million for the year ended December 31, 2011, compared with $603 million in 2010.

•

The Company’s Board of Directors authorized an increase in the quarterly cash dividend to $0.23 from $0.15 per share, beginning with the dividend that is expected to be declared in the first quarter of 2012.

•

During the quarter, the Company repurchased 6.7 million shares of its common stock for $225 million at an average price of $33.78. For the full-year 2011, the Company repurchased 28.7 million shares of its common stock for $902 million at an average price of $31.45.

“2011 was another excellent year for our company,” said Stephen P. Holmes, chairman and CEO, Wyndham Worldwide. “In an environment of ongoing economic uncertainty, our businesses continued to execute at a high level. As expected, we generated robust free cash flow and effectively deployed that cash flow. We remain well positioned for growth and that confidence is reflected in the 53% dividend increase authorized by our Board of Directors.”

FOURTH QUARTER 2011 OPERATING RESULTS

Fourth quarter revenues increased 7% from the prior year period to $1.0 billion. The increase reflects organic growth in the Company’s Lodging and Vacation Ownership businesses and incremental contributions from acquisitions at its Vacation Exchange and Rentals business.

For the fourth quarter of 2011, adjusted net income was $73 million, or $0.47 per diluted share, compared with $84 million, or $0.46 per diluted share for the same period in 2010. The decrease in adjusted net income primarily reflects a higher adjusted tax rate and higher adjusted net interest expense. Adjusted net income for the fourth quarter of 2011 excludes $27 million, after-tax, of non-cash impairment charges at our Lodging business, a $7 million tax benefit related to value added tax (VAT) adjustments, and a $3 million tax benefit related to legacy adjustments. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

Reported net income for the fourth quarter of 2011 was $56 million, or $0.37 per diluted share, compared with net income of $78 million, or $0.43 per diluted share, for the fourth quarter of 2010.

FULL YEAR 2011 OPERATING RESULTS

Reported revenues for full year 2011 were $4.3 billion, an increase of 10% over the prior-year period. The revenue increase resulted from higher RevPAR in the Lodging business, higher Vacation Ownership Interest (VOI) sales and Wyndham Asset Affiliation Model (WAAM) commissions in the Vacation Ownership business, and contributions from acquisitions along with higher average net price per vacation rental in the Vacation Exchange and Rentals business. Adjusted net income for the full year 2011 was $414 million or $2.49 per diluted share, compared with $368 million or $2.00 per diluted share for the prior-year period. Adjusted net income for the full year 2011 excludes an aggregate of $3 million of net benefits, after tax. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

Reported net income for full year 2011 was $417 million, or $2.51 per diluted share, compared with net income of $379 million, or $2.05 per diluted share, for the prior-year period.

Free cash flow increased to $754 million in the year ended December 31, 2011 compared with $603 million in the same period in 2010. The growth of free cash flow largely reflects stronger operating results and a $67 million benefit generated by a refund of VAT and related interest income. The Company defines free cash flow as net cash provided by operating activities less capital expenditures, equity investments and development advances and excludes a 2010 cash payment of $145 million related to contingent IRS tax liabilities. For the year ended December 31, 2011, cash provided by operating activities was $1.0 billion compared with $635 million for the prior-year period.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $188 million in the fourth quarter of 2011, an increase of 15%, compared with the fourth quarter of 2010, reflecting a RevPAR improvement of 5% and revenues associated with the newly opened Wyndham Grand hotel in Orlando. The revenue increase also included a $15 million reclassification, primarily related to certain reservation fees, which had no impact on EBITDA.

Excluding $44 million of non-cash impairment charges, adjusted EBITDA was $41 million, an increase of 3% compared with the fourth quarter of 2010, largely reflecting RevPAR improvement and lower bad debt expense. These benefits were partially offset by the timing of higher marketing costs.

As of December 31, 2011, the Company’s hotel system consisted of 7,205 properties and over 613,100 rooms. The development pipeline included nearly 850 hotels and 111,900 rooms, of which 57% were new construction and 60% were international.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $291 million in the fourth quarter of 2011, an increase of 3% compared with the fourth quarter of 2010. In constant currency and excluding the impact of acquisitions, revenues were flat.

Exchange revenues were $150 million, a decrease of 2% compared with the fourth quarter of 2010. The average number of members was flat. In constant currency, exchange revenues and exchange revenue per member were also flat.

Vacation rental revenues were $125 million, a 10% increase compared with the fourth quarter of 2010. Excluding the impact of foreign currency and acquisitions, vacation rental revenues were flat as a 5% increase in the average net price per vacation rental was offset by a 5% decline in vacation rental transactions.

Adjusted EBITDA for the fourth quarter of 2011 decreased $4 million compared with the prior-year period, reflecting the impact of unfavorable foreign currency and the seasonality of recently acquired businesses.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $527 million in the fourth quarter of 2011, a 6% increase over the fourth quarter of 2010, reflecting increased VOI sales and WAAM commissions.

Gross VOI sales were $409 million in the fourth quarter of 2011, up 10% from the fourth quarter of 2010, primarily reflecting an 8% increase in tour flow and a 4% increase in volume per guest.

EBITDA for the fourth quarter of 2011 was $139 million, compared with EBITDA of $131 million in the fourth quarter of 2010, a 6% increase. EBITDA growth includes contributions from increased VOI sales and WAAM commissions.

Other Items

•

The Company repurchased approximately 6.7 million shares of common stock for $225 million during the fourth quarter of 2011 at an average price of $33.78 and an additional 1.5 million shares for $60 million at an average price of $39.02 through February 7, 2012. The Company has $311 million remaining on its current share repurchase authorization.

•

Net interest expense in the fourth quarter of 2011 was $36 million, an increase of $2 million from the fourth quarter of 2010, primarily reflecting higher average borrowings, partially offset by the absence of $3 million of charges for the early extinguishment of debt in the fourth quarter of 2010.

Balance Sheet Information as of December 31, 2011:

•	Cash and cash equivalents of approximately $140 million, compared with $156 million at December 31, 2010
•	Vacation ownership contract receivables, net, of $2.8 billion, compared with $3.0 billion at December 31, 2010
•	Vacation ownership and other inventory of approximately $1.1 billion, compared with $1.2 billion at December 31, 2010
•	Securitized vacation ownership debt of $1.9 billion, compared with $1.7 billion at December 31, 2010
•

Long-term debt of $2.2 billion, compared with $2.1 billion at December 31, 2010. The remaining borrowing capacity on the revolving credit facility was $771 million, compared with $788 million as of December 31, 2010

A schedule of debt is included in Table 5 of this press release.

Outlook

For the full year 2012, the Company expects:

•	Revenues of approximately $4.4 – $4.6 billion
•	Adjusted EBITDA of approximately $1.030 – $1.055 billion
•	EPS Guidance of $2.85 – $3.00, up from $2.72 – $2.82
•	Diluted shares of 153 million

The guidance reflects assumptions used for internal planning purposes. Guidance may exclude non-recurring or special items, which may have a positive or negative impact on reported results. If economic conditions change materially from current levels, these assumptions and our guidance may change materially.

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, February 8, 2012 at 8:30 a.m. EST. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EST on February 8, 2012. The conference call may also be accessed by dialing (800) 369-2052 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EST on February 8, 2012, at (800) 947-6332.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA to the most directly comparable GAAP measure because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to our reported results.

About Wyndham Worldwide Corporation

As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses 7,205 hotels with approximately 613,100 rooms worldwide. Wyndham Exchange & Rentals offers leisure travelers, including its 3.7 million members, access to approximately 100,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of over 160 vacation ownership resorts serving over 813,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 27,800 employees globally.

For more information about Wyndham Worldwide, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, dividends and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on October 26, 2011. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Table 1

(1 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three months ended December 31, 2011 and 2010:

	Three Months Ended December 31,
	2011			2010
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$188	$(3	)(b)	$163	$40
Vacation Exchange and Rentals	291	38		282	32	(c)
Vacation Ownership	527	139		497	131

Total Reportable Segments	1,006	174		942	203
Corporate and Other (a)	(6)	(26)		(5)	(20	)(d)

Total Company	$1,000	$148		$937	$183

Reconciliation of EBITDA to Net Income

EBITDA		$148			$183
Depreciation and amortization		45			44
Interest expense		37			34	(e)
Interest income		(1)			—

Income before income taxes		67			105
Provision for income taxes		11			27

Net income		$56			$78

(a)	Includes the elimination of transactions between segments.
(b)	Includes non-cash impairment charges of $44 million primarily related to the write-down of certain franchise and management agreements and development advance notes.
(c)	Includes (i) restructuring costs of $9 million and (ii) $1 million related to costs incurred in connection with the Company’s November 2010 acquisition of James Villa Holidays.
(d)	Includes $3 million of a net benefit related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(e)	Includes $3 million of costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the fourth quarter of 2010.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended December 31, 2011 and 2010 (for a description of adjustments by segment, see Table 7):

	Three Months Ended December 31,
	2011		2010
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$188	$41	$163	$40
Vacation Exchange and Rentals	291	38	282	42
Vacation Ownership	527	139	497	131

Total Reportable Segments	1,006	218	942	213
Corporate and Other	(6)	(26)	(5)	(23)

Total Company	$1,000	$192	$937	$190

Table 1

(2 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the twelve months ended December 31, 2011 and 2010:

	Twelve Months Ended December 31,
	2011			2010
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$749	$157	(b)	$688	$189	(h)
Vacation Exchange and Rentals	1,444	368	(c)	1,193	293	(i)
Vacation Ownership	2,077	515	(d)	1,979	440

Total Reportable Segments	4,270	1,040		3,860	922
Corporate and Other (a)	(16)	(84	)(e)	(9)	(24	)(e)

Total Company	$4,254	$956		$3,851	$898

Reconciliation of EBITDA to Net Income

EBITDA		$956			$898
Depreciation and amortization		178			173
Interest expense		152	(f)		167	(j)
Interest income		(24	)(g)		(5)

Income before income taxes		650			563
Provision for income taxes		233			184

Net income		$417			$379

(a)	Includes the elimination of transactions between segments.
(b)

Includes non-cash impairment charges of (i) $44 million primarily related to the write-down of certain franchise and management agreements and development advance notes and (ii) $13 million related to a write-down of an international joint venture.

(c)

Includes (i) a $31 million net benefit resulting from a refund of value added taxes, (ii) $7 million of restructuring costs incurred in connection with a strategic initiative commenced by the Company during 2010 and (iii) a $4 million charge related to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.

(d)	Includes a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.
(e)

Includes $16 million and $54 million of a net benefit during 2011 and 2010, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(f)	Includes (i) $12 million of costs incurred for the early repurchase of a portion of the Company’s convertible notes during 2011 and (ii) $3 million of interest related to value added tax accruals.
(g)	Includes $16 million of interest income related to a refund of value added taxes.
(h)	Includes $1 million related to costs incurred in connection with the Company’s June 2010 acquisition of the Tryp hotel brand.
(i)

Includes (i) restructuring costs of $9 million and (ii) $6 million related to costs incurred in connection with the Company’s March 2010 acquisition of Hoseasons, September 2010 acquistion of ResortQuest and November 2010 acquisition of James Villa Holidays.

(j)

Includes (i) $16 million of costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010 and (ii) $14 million of costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during 2010.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the twelve months ended December 31, 2011 and 2010 (for a description of adjustments by segment, see Table 7):

	Twelve Months Ended December 31,
	2011		2010
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$749	$214	$688	$190
Vacation Exchange and Rentals	1,444	348	1,193	308
Vacation Ownership	2,077	514	1,979	440

Total Reportable Segments	4,270	1,076	3,860	938
Corporate and Other	(16)	(100)	(9)	(78)

Total Company	$4,254	$976	$3,851	$860

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010		2011		2010
Net revenues
Service and membership fees	$434	$409		$2,012		$1,706
Vacation ownership interest sales	295	276		1,150		1,072
Franchise fees	127	107		522		461
Consumer financing	105	107		415		425
Other	39	38		155		187

Net revenues	1,000	937		4,254		3,851

Expenses
Operating	422	409	(a)	1,781	(b)	1,587	(a)(c)
Cost of vacation ownership interests	37	47		152		184
Consumer financing interest	25	25		92		105
Marketing and reservation	156	121		628		531
General and administrative (d)	170	145		593	(e)	540
Asset impairments	44 (f)	—		57	(f)	4	(g)
Restructuring	—	9	(h)	6	(i)	9	(h)
Depreciation and amortization	45	44		178		173

Total expenses	899	800		3,487		3,133

Operating income	101	137		767		718
Other income, net	(2)	(2)		(11	)(j)	(7)
Interest expense	37	34	(k)	152	(l)	167	(k)
Interest income	(1)	—		(24	)(m)	(5)

Income before income taxes	67	105		650		563
Provision for income taxes	11	27		233	(n)	184

Net income	$56	$78		$417		$379

Earnings per share
Basic	$0.37	$0.45		$2.57		$2.13
Diluted	0.37	0.43		2.51		2.05

Weighted average shares outstanding
Basic	151	174		162		178
Diluted	154	182		166		185

(a)	Includes costs of $1 million incurred in connection with the Company’s November 2010 acquisition of James Villa Holidays.
(b)	Includes a $4 million charge related to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.
(c)	Includes costs of $6 million incurred in connection with the Company’s March 2010 acquisition of Hoseasons, June 2010 acquisition of the Tryp hotel brand and September 2010 acquisition of ResortQuest.
(d)

Includes $3 million of a net benefit during the three months ended December 31, 2010 and $12 million of a net expense and $54 million of a net benefit during the twelve months ended December 31, 2011 and 2010, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(e)	Includes a $31 million net benefit resulting from a refund of value added taxes.
(f)

Includes non-cash impairment charges of (i) $44 million primarily related to the write-down of certain franchise and management agreements and development advance notes and (ii) $13 million related to a write-down of an international joint venture at the Company’s lodging business.

(g)

Represents a non-cash impairment charge to reduce the value of certain vacation ownership properties and related assets held for sale that were no longer consistent with the Company’s development plans.

(h)	Represents costs incurred as a result of a strategic initiative commenced by the Company during 2010.
(i)

Includes (i) $7 million of costs incurred as a result of a strategic initiative commenced by the Company during 2010 and (ii) a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(j)	Includes $4 million of a gain related to the redemption of a preferred stock investment allocated to the Company in connection with our separation from Cendant.
(k)

Includes $3 million and $14 million, respectively for the three and twelve months ended December 31, 2010 related to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the third and fourth quarters of 2010. The twelve months ended December 31, 2010 also includes $16 million of costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010.

(l)	Includes (i) $12 million of costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes and (ii) $3 million of interest related to value added tax accruals.
(m)	Includes $16 million of interest income related to the refund of value added taxes.
(n)	Includes a benefit of $13 million related to the reversal of a tax valuation allowance.

Table 3

(1 of 3)

Wyndham Worldwide Corporation

OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year

Lodging (a)
Number of Rooms	2011	609,600	612,900	611,200	613,100	N/A
	2010	593,300	606,800	605,700	612,700	N/A
	2009	588,500	590,200	590,900	597,700	N/A
	2008	551,100	551,500	583,400	592,900	N/A

RevPAR	2011	$27.71	$35.38	$39.49	$30.65	$33.34
	2010	$25.81	$32.25	$37.14	$29.18	$31.14
	2009	$27.69	$32.38	$34.81	$26.47	$30.34
	2008	$32.21	$38.87	$41.93	$30.03	$35.74

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2011	3,766	3,755	3,744	3,734	3,750
	2010	3,746	3,741	3,766	3,759	3,753
	2009	3,789	3,795	3,781	3,765	3,782
	2008	3,632	3,682	3,673	3,693	3,670

Exchange Revenue Per Member	2011	$205.64	$178.46	$172.38	$161.68	$179.59
	2010	$201.93	$172.20	$173.44	$162.59	$177.53
	2009	$194.83	$174.22	$173.90	$163.89	$176.73
	2008	$234.05	$201.04	$193.39	$165.99	$198.48

Vacation Rental Transactions (in 000s) (b)	2011	398	328	370	250	1,347
	2010	291	297	322	253	1,163
	2009	273	231	264	196	964
	2008	269	220	255	191	936

Average Net Price Per Vacation Rental (b)	2011	$377.71	$549.09	$701.81	$497.04	$530.78
	2010	$361.17	$387.01	$500.31	$449.12	$425.38
	2009	$353.15	$471.74	$594.34	$499.66	$477.38
	2008	$442.50	$541.69	$659.93	$460.86	$528.95

Vacation Ownership
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2011	$319,000	$412,000	$455,000	$409,000	$1,595,000
	2010	$308,000	$371,000	$412,000	$373,000	$1,464,000
	2009	$280,000	$327,000	$366,000	$343,000	$1,315,000
	2008	$458,000	$532,000	$566,000	$432,000	$1,987,000

Tours (d)	2011	137,000	177,000	197,000	173,000	685,000
	2010	123,000	163,000	187,000	160,000	634,000
	2009	137,000	164,000	173,000	142,000	617,000
	2008	255,000	314,000	334,000	240,000	1,143,000

Volume Per Guest (VPG) (d)	2011	$2,192	$2,227	$2,197	$2,296	$2,229
	2010	$2,334	$2,156	$2,081	$2,214	$2,183
	2009	$1,866	$1,854	$1,944	$2,210	$1,964
	2008	$1,668	$1,583	$1,550	$1,630	$1,602

Note: Full year amounts may not add across due to rounding.

(a)

Includes the impact of the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and the Tryp hotel brand (June 2010) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)

Includes the impact of the acquisitions of Hoseasons (March 2010), ResortQuest (September 2010), James Villa Holidays (November 2010) and two tuck-in acquisitions (third quarter 2011) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(c)

Includes gross VOI sales under the Company’s Wyndham Asset Affiliate Model (WAAM) beginning in the first quarter of 2010 (see Table 9 for a reconciliation of gross VOI sales to vacation ownership interest sales).

(d)	Includes the impact of WAAM related tours beginning in the first quarter of 2010.

Table 3

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Wyndham Worldwide Corporation

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year

Lodging (a)
Number of Properties	2011	7,190	7,220	7,190	7,210	N/A
	2010	7,090	7,160	7,150	7,210	N/A
	2009	6,990	7,020	7,040	7,110	N/A
	2008	6,550	6,560	6,970	7,040	N/A

Vacation Ownership
Deferred Revenues (in 000s) (b)	2011	$—	$—	$—	$—	$—
	2010	$—	$—	$—	$—	$—
	2009	$67,000	$37,000	$36,000	$47,000	$187,000
	2008	$(82,000)	$(5,000)	$(2,000)	$14,000	$(75,000)

Provision for Loan Losses (in 000s) (c)	2011	$79,000	$80,000	$96,000	$83,000	$339,000
	2010	$86,000	$87,000	$85,000	$82,000	$340,000
	2009	$107,000	$122,000	$117,000	$103,000	$449,000
	2008	$82,000	$113,000	$119,000	$136,000	$450,000

Sales under WAAM (in 000s) (d)	2011	$18,000	$19,000	$38,000	$31,000	$106,000
	2010	$5,000	$13,000	$20,000	$14,000	$51,000

WAAM Commission Revenues (in 000s)	2011	$10,000	$11,000	$23,000	$21,000	$65,000
	2010	$3,000	$8,000	$12,000	$9,000	$31,000

Note: Full year amounts may not add across due to rounding.

(a)

Includes the impact of the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and the Tryp hotel brand (June 2010) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Represents the revenue that is deferred under the percentage of completion method of accounting.
(c)

Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

(d)

Represents gross VOI sales under the Company’s WAAM for which the Company earns commission revenue (WAAM Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statements of Income. The Company implemented this sales model during the first quarter of 2010 and, as such, there is no historical data prior to 2010.

Table 3

(3 of 3)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided or (iii) properties managed under a joint venture.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales. We believe that Gross VOI sales provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.

Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2007-2010. We believe that VPG provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the efficiency of this business’ tour selling efforts during a given reporting period.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2011					2010
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$58	$75	$85	$66	$284	$52	$69	$82	$62	$265
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	75	94	76	299	50	65	76	60	251
Hotel Management Reimbursable Revenues (b)	19	19	21	20	79	21	20	18	18	77
Ancillary Revenues (c)	18	21	22	26	87	21	24	27	23	95

Total Lodging	149	190	222	188	749	144	178	203	163	688

Vacation Exchange and Rentals
Exchange Revenues	194	168	161	150	673	189	161	163	153	666
Rental Revenues	150	180	260	125	715	105	115	161	114	495
Ancillary Revenues (d)	12	13	15	16	56	6	5	6	15	32

Total Vacation Exchange and Rentals	356	361	436	291	1,444	300	281	330	282	1,193

Vacation Ownership
Vacation Ownership Interest Sales	222	313	320	295	1,150	217	271	308	276	1,072
Consumer Financing	102	103	105	105	415	105	106	107	107	425
Property Management Fees	110	108	105	101	424	100	100	104	101	405
WAAM Commissions	10	11	23	21	65	3	8	12	8	31
Ancillary Revenues (e)	6	6	6	5	23	19	20	2	5	46

Total Vacation Ownership	450	541	559	527	2,077	444	505	533	497	1,979

Total Reportable Segments	$955	$1,092	$1,217	$1,006	$4,270	$888	$964	$1,066	$942	$3,860

	2009					2008
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$57	$68	$72	$57	$254	$64	$78	$88	$66	$297
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	66	73	53	246	60	75	84	61	280
Hotel Management Reimbursable Revenues (b)	22	23	21	19	85	27	26	25	21	100
Ancillary Revenues (c)	21	17	17	20	75	19	21	16	22	76

Total Lodging	154	174	183	149	660	170	200	213	170	753

Vacation Exchange and Rentals
Exchange Revenues	185	165	164	154	668	213	185	178	152	728
Rental Revenues	96	109	157	98	460	119	119	169	88	495
Ancillary Revenues (d)	6	6	6	6	24	9	10	7	10	36

Total Vacation Exchange and Rentals	287	280	327	258	1,152	341	314	354	250	1,259

Vacation Ownership
Vacation Ownership Interest Sales	239	242	285	287	1,053	294	414	446	309	1,463
Consumer Financing	109	109	108	109	435	99	104	111	112	426
Property Management Fees	91	94	96	95	376	85	84	89	89	346
Ancillary Revenues (e)	23	22	19	17	81	26	19	15	(18)	43

Total Vacation Ownership	462	467	508	508	1,945	504	621	661	492	2,278

Total Reportable Segments	$903	$921	$1,018	$915	$3,757	$1,015	$1,135	$1,228	$912	$4,290

Note: Full year amounts may not add across due to rounding.

(a)

Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners.
(c)	Primarily includes additional services provided to franchisees.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	December	December	December	December	December
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Securitized vacation ownership debt (a)
Term notes	$1,625	$1,512	$1,446	$1,666	$1,498
Bank conduit facility (b)	237	218	242	148	152

Securitized vacation ownership debt (c)	1,862	1,730	1,688	1,814	1,650
Less: Current portion of securitized vacation ownership debt	196	179	190	216	223

Long-term securitized vacation ownership debt	$1,666	$1,551	$1,498	$1,598	$1,427

Debt:
Revolving credit facility (due July 2016) (d)	$218	$169	$107	$5	$154
6.00% senior unsecured notes (due December 2016) (e)	811	812	803	797	798
9.875% senior unsecured notes (due May 2014) (f)	243	243	242	241	241
3.50% convertible notes (due May 2012) (g)	36	27	32	41	266
7.375% senior unsecured notes (due March 2020) (h)	247	247	247	247	247
5.75% senior unsecured notes (due February 2018) (i)	247	247	247	247	247
5.625% senior unsecured notes (due March 2021) (j)	245	245	245	245	—
Vacation rentals capital leases	102	108	120	120	115
Other	4	1	1	28	26

Total debt	2,153	2,099	2,044	1,971	2,094
Less: Current portion of debt	46	37	43	12	11

Long-term debt	$2,107	$2,062	$2,001	$1,959	$2,083

(a)

The Company’s vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities (“SPE”) that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company’s creditors and legally are not the Company’s assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.

(b)

Represents a non-recourse vacation ownership bank conduit facility with a term through June 2013 and borrowing capacity of $600 million. As of December 31, 2011, this facility had remaining borrowing capacity of $363 million.

(c)

This debt is collateralized by $2,638 million, $2,502 million, $2,672 million, $2,778 million and $2,865 million of underlying vacation ownership contract receivables and related assets as of December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively.

(d)

Represents a $1.0 billion revolving credit facility that expires on July 15, 2016. As of December 31, 2011, the Company had $11 million of outstanding letters of credit and a remaining borrowing capacity of $771 million.

(e)

Represents senior unsecured notes issued by the Company during December 2006. The balance as of December 31, 2011 represents $800 million aggregate principal less $2 million of unamortized discount, plus $13 million of unamortized gains from the settlement of a derivative.

(f)	Represents senior unsecured notes issued by the Company during May 2009. The balance as of December 31, 2011 represents $250 million aggregate principal less $7 million of unamortized discount.
(g)

Represents convertible notes issued by the Company during May 2009, which includes debt principal, less unamortized discount, and a liability related to a bifurcated conversion feature. During 2010, the Company repurchased a portion of these notes. During 2011, the Company repurchased a portion of these notes, primarily through the completion of a cash tender offer. The following table details the components of the convertible notes:

	December	December	December	December	December
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Debt principal	$12	$12	$12	$17	$116
Unamortized discount	—	(1)	(1)	(1)	(12)

Debt less discount	12	11	11	16	104
Fair value of conversion feature (*)	24	16	21	25	162

Convertible notes	$36	$27	$32	$41	$266

(*)	The Company also has an asset with a fair value equal to the conversion feature, which represents cash-settled call options that the Company purchased concurrent with the issuance of the convertible notes.
(h)	Represents senior unsecured notes issued by the Company during February 2010. The balance as of December 31, 2011 represents $250 million aggregate principal less $3 million of unamortized discount.
(i)	Represents senior unsecured notes issued by the Company during September 2010. The balance as of December 31, 2011 represents $250 million aggregate principal less $3 million of unamortized discount.
(j)	Represents senior unsecured notes issued by the Company during March 2011. The balance as of December 31, 2011 represents $250 million aggregate principal less $5 million of unamortized discount.

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended December 31, 2011
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging

Wyndham Hotels and Resorts	100	26,180	55.2%	$109.87	$60.66

TRYP by Wyndham	91	13,076	59.8%	$97.58	$58.33

Wingate by Wyndham	162	14,836	55.3%	$78.47	$43.42

Hawthorn Suites by Wyndham	74	7,036	56.3%	$72.93	$41.09

Ramada	845	114,306	49.4%	$77.79	$38.41

Baymont	259	21,605	42.9%	$60.63	$25.99

Days Inn	1,864	150,436	42.8%	$59.07	$25.31

Super 8	2,249	142,254	49.2%	$51.24	$25.19

Howard Johnson	451	45,115	43.9%	$59.39	$26.08

Travelodge	440	33,081	42.2%	$61.45	$25.95

Microtel Inns & Suites	315	22,441	49.0%	$58.62	$28.75

Knights Inn	349	21,698	37.8%	$40.37	$15.25

Dream	5	990	75.8%	$242.68	$183.83

Night	1	72	94.5%	$261.24	$247.00

Total Lodging	7,205	613,126	47.0%	$65.18	$30.65

Vacation Ownership
Wyndham Vacation Ownership resorts	162	20,803	N/A	N/A	N/A

Total Wyndham Worldwide	7,367	633,929

	As of and For the Three Months Ended December 31, 2010
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	101	28,311	52.0%	$108.89	$56.62

TRYP by Wyndham	94	13,692	62.0%	$101.09	$62.64

Wingate by Wyndham	165	15,066	54.0%	$77.24	$41.73

Hawthorn Suites by Wyndham	76	7,100	53.3%	$71.94	$38.34

Ramada	896	119,042	48.8%	$75.61	$36.93

Baymont	261	21,933	41.9%	$59.18	$24.78

Days Inn	1,877	149,980	41.4%	$58.09	$24.05

Super 8	2,174	136,267	46.1%	$52.53	$24.21

Howard Johnson	474	46,362	42.5%	$57.45	$24.42

Travelodge	436	31,908	40.8%	$60.54	$24.72

Microtel Inns & Suites	316	22,539	45.9%	$56.57	$25.97

Knights Inn	336	20,335	35.0%	$40.98	$14.35

Other	1	200	N/A	N/A	N/A

Total Lodging	7,207	612,735	45.3%	$64.44	$29.18

Vacation Ownership
Wyndham Vacation Ownership resorts	162	20,641	N/A	N/A	N/A

Total Wyndham Worldwide	7,369	633,376

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEMS DETAILS

	As of and For the Twelve Months Ended December 31, 2011
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	100	26,180	58.4%	$108.27	$63.22

TRYP by Wyndham	91	13,076	60.5%	$103.27	$62.48

Wingate by Wyndham	162	14,836	59.7%	$80.61	$48.11

Hawthorn Suites by Wyndham	74	7,036	61.1%	$74.76	$45.69

Ramada	845	114,306	51.4%	$76.40	$39.29

Baymont	259	21,605	47.5%	$62.00	$29.43

Days Inn	1,864	150,436	47.0%	$61.42	$28.88

Super 8	2,249	142,254	52.1%	$54.32	$28.29

Howard Johnson	451	45,115	46.7%	$60.72	$28.33

Travelodge	440	33,081	46.7%	$65.12	$30.41

Microtel Inns & Suites	315	22,441	52.7%	$59.07	$31.11

Knights Inn	349	21,698	38.7%	$42.32	$16.39

Dream	5	990	75.6%	$198.31	$149.88

Night	1	72	94.0%	$241.42	$227.05

Total Lodging	7,205	613,126	50.2%	$66.46	$33.34

Vacation Ownership
Wyndham Vacation Ownership resorts	162	20,803	N/A	N/A	N/A

Total Wyndham Worldwide	7,367	633,929

	As of and For the Twelve Months Ended December 31, 2010
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	101	28,311	55.0%	$109.23	$60.10

TRYP by Wyndham	94	13,692	62.6%	$92.47	$57.86

Wingate by Wyndham	165	15,066	57.6%	$79.09	$45.56

Hawthorn Suites by Wyndham	76	7,100	55.4%	$75.78	$41.98

Ramada	896	119,042	49.6%	$73.45	$36.43

Baymont	261	21,933	46.5%	$60.60	$28.19

Days Inn	1,877	149,980	45.5%	$60.46	$27.52

Super 8	2,174	136,267	49.3%	$55.54	$27.41

Howard Johnson	474	46,362	45.2%	$60.05	$27.13

Travelodge	436	31,908	44.7%	$63.51	$28.39

Microtel Inns & Suites	316	22,539	49.8%	$57.35	$28.54

Knights Inn	336	20,335	37.3%	$42.28	$15.76

Other	1	200	N/A	N/A	N/A

Total Lodging	7,207	612,735	48.0%	$64.85	$31.14

Vacation Ownership
Wyndham Vacation Ownership resorts	162	20,641	N/A	N/A	N/A

Total Wyndham Worldwide	7,369	633,376

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide

NON-GAAP RECONCILIATION

(In millions)

	0	0	0	0		0		0	0	0
	Net Revenues	Reported EBITDA	Legacy Adjustments(b)	Asset Impairments		Restructuring Costs		VAT Adjustments(e)	CTA Writeoff(f)	Adjusted EBITDA
Three months ended March 31, 2011
Lodging	$149	$27	$—	$13	(c)	$—		$—	$—	$40
Vacation Exchange and Rentals	356	93	—	—		—		—	—	93
Vacation Ownership	450	97	—	—		(1	)(d)	—	—	96

Total Reportable Segments	955	217	—	13		(1)		—	—	229
Corporate and Other (a)	(3)	(14)	(11)	—		—		—	—	(25)

Total Company	$952	$203	$(11)	$13		$(1)		$—	$—	$204

Three months ended June 30, 2011
Lodging	$190	$66	$—	$—		$—		$—	$—	$66
Vacation Exchange and Rentals	361	106	—	—		7	(g)	(31)	—	82
Vacation Ownership	541	130	—	—		—		—	—	130

Total Reportable Segments	1,092	302	—	—		7		(31)	—	278
Corporate and Other (a)	(2)	(26)	3	—		—		—	—	(23)

Total Company	$1,090	$276	$3	$—		$7		$(31)	$—	$255

Three months ended September 30, 2011
Lodging	$222	$67	$—	$—		$—		$—	$—	$67
Vacation Exchange and Rentals	436	131	—	—		—		—	4	135
Vacation Ownership	559	149	—	—		—		—	—	149

Total Reportable Segments	1,217	347	—	—		—		—	4	351
Corporate and Other (a)	(5)	(18)	(8)	—		—		—	—	(26)

Total Company	$1,212	$329	$(8)	$—		$—		$—	$4	$325

Three months ended December 31, 2011
Lodging	$188	$(3)	$—	$44	(h)	$—		$—	$—	$41
Vacation Exchange and Rentals	291	38	—	—		—		—	—	38
Vacation Ownership	527	139	—	—		—		—	—	139

Total Reportable Segments	1,006	174	—	44		—		—	—	218
Corporate and Other (a)	(6)	(26)	—	—		—		—	—	(26)

Total Company	$1,000	$148	$—	$44		$—		$—	$—	$192

Twelve months ended December 31, 2011
Lodging	$749	$157	$—	$57	(c)(h)	$—		$—	$—	$214
Vacation Exchange and Rentals	1,444	368	—	—		7	(g)	(31)	4	348
Vacation Ownership	2,077	515	—	—		(1	)(d)	—	—	514

Total Reportable Segments	4,270	1,040	—	57		6		(31)	4	1,076
Corporate and Other (a)	(16)	(84)	(16)	—		—		—	—	(100)

Total Company	$4,254	$956	$(16)	$57		$6		$(31)	$4	$976

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.
(c)	Relates to a non-cash impairment charge related to a write-down of an international joint venture at the Company’s lodging business.
(d)	Relates to the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.
(e)	Relates to a net benefit resulting from a refund of value added taxes.
(f)	Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.
(g)	Relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.
(h)	Relates to non-cash impairment charges primarily related to the write-down of certain franchise and management agreements and development advance notes at the Company’s lodging business.

Table 7

(2 of 2)

Wyndham Worldwide

NON-GAAP RECONCILIATIONS

(In millions)

	0	0	0	0	0	0
	Net Revenues	Reported EBITDA	Acquisition Costs(b)	Legacy Adjustments(c)	Restructuring Costs(d)	Adjusted EBITDA

Three months ended March 31, 2010
Lodging	$144	$33	$—	$—	$—	$33
Vacation Exchange and Rentals	300	80	4	—	—	84
Vacation Ownership	444	82	—	—	—	82

Total Reportable Segments	888	195	4	—	—	199
Corporate and Other (a)	(2)	(20)	—	2	—	(18)

Total Company	$886	$175	$4	$2	$—	$181

Three months ended June 30, 2010
Lodging	$178	$49	$1	$—	$—	$50
Vacation Exchange and Rentals	281	78	—	—	—	78
Vacation Ownership	505	104	—	—	—	104

Total Reportable Segments	964	231	1	—	—	232
Corporate and Other (a)	(1)	(14)	—	—	—	(14)

Total Company	$963	$217	$1	$—	$—	$218

Three months ended September 30, 2010
Lodging	$203	$67	$—	$—	$—	$67
Vacation Exchange and Rentals	330	103	1	—	—	104
Vacation Ownership	533	123	—	—	—	123

Total Reportable Segments	1,066	293	1	—	—	294
Corporate and Other (a)	(1)	30	—	(52)	—	(22)

Total Company	$1,065	$323	$1	$(52)	$—	$272

Three months ended December 31, 2010
Lodging	$163	$40	$—	$—	$—	$40
Vacation Exchange and Rentals	282	32	1	—	9	42
Vacation Ownership	497	131	—	—	—	131

Total Reportable Segments	942	203	1	—	9	213
Corporate and Other (a)	(5)	(20)	—	(3)	—	(23)

Total Company	$937	$183	$1	$(3)	$9	$190

Twelve months ended December 31, 2010
Lodging	$688	$189	$1	$—	$—	$190
Vacation Exchange and Rentals	1,193	293	6	—	9	308
Vacation Ownership	1,979	440	—	—	—	440

Total Reportable Segments	3,860	922	7	—	9	938
Corporate and Other (a)	(9)	(24)	—	(54)	—	(78)

Total Company	$3,851	$898	$7	$(54)	$9	$860

Note: Amounts may not add across due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)

Relates to costs incurred in connection with the Company’s acquisitions of Hoseasons during March 2010, the TRYP hotel brand during June 2010, ResortQuest during September 2010 and James Villa Holidays during November 2010.

(c)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.
(d)	Relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.

Table 8

(1 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended December 31, 2011
	As Reported	Legacy Adjustments	Asset Impairments		VAT Adjustments	As Adjusted
Net revenues
Service fees and membership	$434					$434
Vacation ownership interest sales	295					295
Franchise fees	127					127
Consumer financing	105					105
Other	39					39

Net revenues	1,000	—	—		—	1,000

Expenses
Operating	422					422
Cost of vacation ownership interests	37					37
Consumer financing interest	25					25
Marketing and reservation	156					156
General and administrative	170					170
Asset impairments	44		(44	)(a)		—
Depreciation and amortization	45					45

Total expenses	899	—	(44)		—	855

Operating income	101	—	44		—	145
Other income, net	(2)					(2)
Interest expense	37					37
Interest income	(1)					(1)

Income before income taxes	67	—	44		—	111
Provision for income taxes	11	3 (b)	17	(c)	7 (d)	38

Net income	$56	$(3)	$27		$(7)	$73

Earnings per share
Basic	$0.37	$(0.02)	$0.18		$(0.05)	$0.49
Diluted	0.37	(0.02)	0.18		(0.05)	0.47

Weighted average shares outstanding
Basic	151	151	151		151	151
Diluted	154	154	154		154	154

Note: EPS amounts may not add due to rounding.

(a)	Relates to non-cash impairment charges primarily due to the write-down of certain franchise and management agreements and development advance notes at the Company’s lodging business.
(b)	Relates to the reversal of certain legacy tax liabilities resulting from our separation from Cendant.
(c)	Relates to the tax effect of the adjustment.
(d)

Relates to additional tax benefits from the utilization of foreign tax credits generated from the value added tax refund and related interest income recorded during the second and third quarters of 2011.

Table 8

(2 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Twelve Months Ended December 31, 2011
	As Reported	Early Extinguishment of Debt		Tax Valuation Allowance	Legacy Adjustments		Asset Impairments		Restructuring Costs		VAT Adjustments		CTA Writeoff		As Adjusted
Net revenues
Service fees and membership	$2,012														$2,012
Vacation ownership interest sales	1,150														1,150
Franchise fees	522														522
Consumer financing	415														415
Other	155														155

Net revenues	4,254	—		—	—		—		—		—		—		4,254

Expenses
Operating	1,781												(4	)(i)	1,777
Cost of vacation ownership interests	152														152
Consumer financing interest	92														92
Marketing and reservation	628														628
General and administrative	593				12	(b)					31	(f)			636
Asset impairment	57						(57	)(d)							—
Restructuring	6								(6	)(e)					—
Depreciation and amortization	178														178

Total expenses	3,487	—		—	12		(57)		(6)		31		(4)		3,463

Operating income	767	—		—	(12)		57		6		(31)		4		791
Other income, net	(11)				4	(c)									(7)
Interest expense	152	(12	)(a)								(3	)(g)			137
Interest income	(24)										16	(h)			(8)

Income before income taxes	650	12		—	(16)		57		6		(44)		4		669
Provision for income taxes	233	5	(j)	13 (k)	(2	)(l)	22	(j)	1	(j)	(17	)(j)	—	(j)	255

Net income	$417	$7		$(13)	$(14)		$35		$5		$(27)		$4		$414

Earnings per share
Basic	$2.57	$0.04		$(0.08)	$(0.08)		$0.21		$0.03		$(0.17)		$0.02		$2.55
Diluted	2.51	0.04		(0.08)	(0.08)		0.21		0.03		(0.17)		0.02		2.49

Weighted average shares outstanding
Basic	162	162		162	162		162		162		162		162		162
Diluted	166	166		166	166		166		166		166		166		166

Note: EPS amounts may not add due to rounding.

(a)	Relates to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during 2011.
(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to a gain on the redemption of a preferred stock investment allocated to the Company in connection with our separation from Cendant.
(d)

Relates to non-cash impairment charges due to a write-down of certain franchise and management agreements and development advance notes and the write-down of an international joint venture in the Company’s lodging business.

(e)	Primarily relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.
(f)	Relates to a net benefit resulting from a refund of value added taxes.
(g)	Relates to interest on value added tax accruals.
(h)	Relates to interest income associated with a refund of value added taxes.
(i)	Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.
(j)	Relates to the tax effect of the adjustments.
(k)	Relates to the reversal of a tax valuation allowance.
(l)	Relates to the tax effect of the adjustments and the reversal of certain legacy tax liabilities resulting from our separation from Cendant.

Table 8

(3 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended December 31, 2010
	As Reported	Early Extinguishment of Debt		Acquisition Costs		Legacy Adjustments	Restructuring Costs		As Adjusted
Net revenues
Service fees and membership	$409								$409
Vacation ownership interest sales	276								276
Franchise fees	107								107
Consumer financing	107								107
Other	38								38

Net revenues	937	—		—		—	—		937

Expenses
Operating	409			(1	)(b)				408
Cost of vacation ownership interests	47								47
Consumer financing interest	25								25
Marketing and reservation	121								121
General and administrative	145					3 (c)			148
Restructuring	9						(9	)(d)	—
Depreciation and amortization	44								44

Total expenses	800	—		(1)		3	(9)		793

Operating income	137			1		(3)	9		144
Other income, net	(2)								(2)
Interest expense	34	(3	)(a)						31

Income before income taxes	105	3		1		(3)	9		115
Provision for income taxes	27	1	(e)	—	(e)	— (e)	3	(e)	31

Net income	$78	$2		$1		$(3)	$6		$84

Earnings per share
Basic	$0.45	$0.01		$0.01		$(0.02)	$0.04		$0.48
Diluted	0.43	0.01		—		(0.02)	0.03		0.46

Weighted average shares outstanding
Basic	174	174		174		174	174		174
Diluted	182	182		182		182	182		182

Note: EPS amounts may not add across due to rounding.

(a)	Relates to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the fourth quarter of 2010.
(b)	Relates to costs incurred in connection with the Company’s acquisition of James Villa Holidays during November 2010.
(c)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(d)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2010.
(e)	Relates to the tax effect of the adjustments.

Table 8

(4 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Twelve Months Ended December 31, 2010
	As Reported	Early Extinguishment of Debt		Acquisition Costs		Legacy Adjustments		Restructuring Costs		As Adjusted
Net revenues
Service fees and membership	$1,706									$1,706
Vacation ownership interest sales	1,072									1,072
Franchise fees	461									461
Consumer financing	425									425
Other	187									187

Net revenues	3,851	—		—		—		—		3,851

Expenses
Operating	1,587			(7	)(b)					1,580
Cost of vacation ownership interests	184									184
Consumer financing interest	105									105
Marketing and reservation	531									531
General and administrative	540					54	(c)			594
Asset impairment	4									4
Restructuring	9							(9	)(d)	—
Depreciation and amortization	173									173

Total expenses	3,133	—		(7)		54		(9)		3,171

Operating income	718	—		7		(54)		9		680
Other income, net	(7)			—						(7)
Interest expense	167	(30	)(a)							137
Interest income	(5)									(5)

Income before income taxes	563	30		7		(54)		9		555
Provision for income taxes	184	12	(e)	1	(e)	(13	)(e)	3	(e)	187

Net income	$379	$18		$6		$(41)		$6		$368

Earnings per share
Basic	$2.13	$0.10		$0.04		$(0.23)		$0.03		$2.08
Diluted	2.05	0.10		0.03		(0.22)		0.03		2.00

Weighted average shares outstanding
Basic	178	178		178		178		178		178
Diluted	185	185		185		185		185		185

Note: EPS amounts may not add across due to rounding.

(a)

Relates to costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010 and the early repurchase of a portion of the Company’s 3.50% convertible notes during the third and fourth quarters of 2010.

(b)

Relates to costs incurred in connection with the Company’s acquisitions of Hoseasons during March 2010, the Tryp hotel brand during June 2010, ResortQuest during September 2010 and James Villa Holidays during November 2010.

(c)

Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets primarily related to an accrual that was no longer needed for outstanding Cendant contingent tax liabilities since Cendant and the IRS agreed to settle the IRS examination of Cendant’s taxable years 2003 through 2006 on July 15, 2010.

(d)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2010.
(e)	Relates to the tax effect of the adjustments.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

The Company defines free cash flow as net cash provided by operating activities less capital expenditures, equity investments and development advances and excluding cash payments related to the Company’s contingent tax liabilities that it assumed and is responsible for pursuant to its separation from Cendant. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, equity investments and development advances, can be used for strategic opportunities, including making acquisitions, paying dividends, repurchasing the Company’s common stock and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of the Company’s operating results to its competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Twelve Months Ended December 31,
	2011	2010
Net cash provided by operating activities	$1,003	$635
Less: Property and equipment additions	(239)	(167)
Less: Equity investments and development advances	(10)	(10)
Plus: Cash payments related to contingent IRS tax liabilities	—	145

Free cash flow	$754	$603

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

	Full Year	Full Year	Full Year	Full Year	Full Year	Full Year
Year
2011		Q1	Q2	Q3	Q4	Full Year
Gross VOI sales		$319	$412	$455	$409	$1,595
Less: Sales under the WAAM		(18)	(19)	(38)	(31)	(106)

Gross VOI sales, net of WAAM sales		302	393	417	378	1,489
Less: Loan loss provision		(79)	(80)	(96)	(83)	(339)

Vacation ownership interest sales		$222	$313	$320	$295	$1,150

2010
Gross VOI sales		$308	$371	$412	$373	$1,464
Less: Sales under the WAAM		(5)	(13)	(20)	(14)	(51)

Gross VOI sales, net of WAAM sales		303	358	392	359	1,413
Less: Loan loss provision		(86)	(87)	(85)	(82)	(340)

Vacation ownership interest sales		$217	$271	$308	$276	$1,072

2009
Gross VOI sales		$280	$327	$366	$343	$1,315
Plus: Net effect of percentage-of-completion accounting		67	37	36	47	187
Less: Loan loss provision		(107)	(122)	(117)	(103)	(449)

Vacation ownership interest sales		$239	$242	$285	$287	$1,053

2008
Gross VOI sales		$458	$532	$566	$432	$1,987
Plus/(less): Net effect of percentage-of-completion accounting		(82)	(5)	(2)	14	(75)
Less: Loan loss provision		(82)	(113)	(119)	(136)	(450)

Vacation ownership interest sales		$294	$414	$446	$309	$1,463

Note: Amounts may not add due to rounding.

The following represents tele-sales upgrades, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

		Q1	Q2	Q3	Q4	Full Year

2011		$18	$18	$21	$11	$68
2010		$20	$20	$23	$17	$80
2009		$24	$23	$29	$28	$104
2008		$33	$35	$49	$40	$156

Note: Amounts may not add across due to rounding.